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                                                                   EXHIBIT 10(O)
                                                                   -------------

                       SPLIT-DOLLAR INSURANCE AGREEMENT

     THIS AGREEMENT is entered into this 5th day of May, 1997, by and between H.B. FULLER COMPANY, a Minnesota corporation, hereinafter called "FULLER", and JORGE WALTER BOLANOS, as Trustee of the Walter Kissling Irrevocable Trust Agreement dated May 5th, 1997, hereinafter called "TRUSTEE".

                                   AGREEMENT

     FULLER and TRUSTEE agree as follows:

1. The life insurance policy with which this agreement deals is Policy Number 0 027 933 (hereinafter called "Policy") issued by Massachusetts Mutual
     Life Insurance Company (hereinafter called "Insurer") on the life of Walter Kissling ("Kissling"). Fuller shall be the sole owner of the Policy and the direct beneficiary of the death proceeds in an amount equal to the cash value of the Policy. Any indebtedness on the Policy shall first be deducted from the proceeds payable to Fuller. Also, any collateral assignment made by Fuller will be deducted from the proceeds payable to it. As owner Fuller shall have the sole right to designate investment accounts for the cash value.

2. Trustee shall have the right to designate and change direct and contingent beneficiaries of any remaining death benefit proceeds and to elect and change a payment plan for such beneficiaries. Any assignment of the proceeds by the Trustee shall be limited to such remaining proceeds only. Kissling shall have no rights to the policy.

3. While this Agreement is in effect, Fuller shall pay an annual premium to the Insurer, on or before the policy anniversary date sufficient to maintain the policy death benefit. Upon request, Fuller shall promptly furnish the Trustee with evidence of timely payment of such premium amounts.

4. At the time of each premium payment by Fuller, the Trustee shall reimburse Fuller for a portion of the premium paid by Fuller. The amount of the reimbursement shall equal the value of the economic benefit attributable to the life insurance provided to the Trustee under this Agreement. Such economic benefit shall be in an amount equal to the current published premium rate charged by the Insurer for an initial issue individual one-year term policy for an insured with an attained age equivalent to Kissling's.

5. Dividends, if any, shall be applied to purchase paid-up additional insurance protection.

6. Fuller shall not sell, surrender, change the insured or transfer ownership of the Policy while this agreement is in effect. Fuller agrees that it will take no action with respect to the Policy which would in any way compromise or jeopardize the trustee's right to be paid the amount; if any, owed it under this Agreement, without the express written consent of the Trustee. Upon termination of this Agreement, Trustee shall have the option to purchase the Policy during a period of 60 days from notice to Trustee. The
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     purchase price of the Policy shall be the cash value of the Policy as of the date of transfer to Trustee, less any policy and premium loans and any other indebtedness secured by the Policy. This restriction shall not impair the right of the parties to terminate this agreement pursuant to section 7 hereof.

7. This agreement may be terminated at any time by mutual consent of the parties. This agreement shall terminate automatically upon termination of Kissling's employment with Fuller for any reason whatsoever other than Kissling's death. In the event of termination of the agreement, Trustee shall have the right to purchase the Policy from Fuller on the same terms and conditions as specified in section 6 hereof.

8. The Insurer shall be bound only by the provisions of and endorsements on the Policy, and any payments made or action taken by it in accordance therewith shall fully discharge it from all claims, suits and demands of all persons whatsoever. In the event that there is any conflict between the provisions of any endorsement on the Policy and this agreement, this agreement shall govern the rights, obligations and interests of and between Fuller and Trustee.

9. The Trustee shall have the right to assign any part or all of the Trustee's interest in the Policy and this agreement to any person, entity or trust by execution of a written assignment delivered to Fuller and to the Insurer.

10. Fuller and Trustee can mutually agree to amend this agreement and such amendment shall be in writing and signed by Fuller and Trustee.

11. This agreement shall be binding on and insure to the benefit of Fuller and its successors and assigns; the Trustee sand his successors and assigns; and any Policy beneficiary.

12. This agreement and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of Minnesota.

     IN WITNESS WHEREOF the parties have signed and sealed this agreement.

In the presence of:                       H.B. FULLER COMPANY


 /s/ James Schmitz                         By /s/  James A. Metts
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                                          Its: V.P. Human Resources
                                              ----------------------------


 /s/ Sandra Bates                         /s/ Jorge Walter Bolanos
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                                          Jorge Walter Bolanos, as Trustee
                                          of the Walter Kissling Irrevocable
                                          Trust Agreement dated May 5th, 1997


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